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                                                                   EXHIBIT 21.1

                          Subsidiaries of the Company

                                                        State or Other          Name(s) Under
                                                        Jurisdiction            Which Subsidiary
Subsidiary                                              of Incorporation        Does Business
- ----------                                              ----------------        ----------------

ProSource Services Corporation                          Delaware                ProSource Distribution Services
ProSource Distribution Services Limited                 Canada                  None
BroMar Services, Inc.                                   Delaware                None
